UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 6, 2019
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	1-8993 (Commission file number)	94-2708455 (I.R.S. Employer Identification No.)

80 South Main Street, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $1.00	WTM	New York Stock Exchange
per share		Bermuda Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).          Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 6, 2019, White Mountains Insurance Group, Ltd. issued a press release announcing its results for the three and nine months ended September 30, 2019. The press release furnished herewith is attached as Exhibit 99.1 to this Form 8-K. Certain information included in the press release constitutes non-GAAP financial measures (as defined in Regulation G of the Securities and Exchange Commission). Specifically, the seven non-GAAP financial measures disclosed in the press release include (i) adjusted book value per share, (ii) underlying growth in adjusted book value per share, (iii) gross written premiums and member surplus contributions (“MSC”) from new business, (iv) NSM’s earnings before interest, taxes, depreciation and amortization (“EBITDA”), (v) NSM’s adjusted EBITDA, (vi) NSM’s pro forma adjusted EBITDA, and (vii) total consolidated portfolio returns excluding the MediaAlpha Transaction. These non-GAAP financial measures have been reconciled to their most comparable GAAP financial measures.
Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below. The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the expected timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global. Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest, was estimated to be $137 million, $140 million, $146 million and $151 million less than the nominal GAAP carrying values as of September 30, 2019, June 30, 2019, December 31, 2018, and September 30, 2018, respectively. The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $122 million, $113 million, $106 million and $94 million as of September 30, 2019, June 30, 2019, December 31, 2018, and September 30, 2018, respectively. White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary. The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 6 of Exhibit 99.1 to this Form 8-K.
The growth in adjusted book value per share on page 1 of Exhibit 99.1 reflects the estimated gain from the MediaAlpha transaction as if it had closed on December 31, 2018. A reconciliation from GAAP to the reported percentage is as follows:

	As of September 30, 2019	As of December 31, 2018	Growth % (1)
GAAP book value per share	$1,002.53	$896.00	12.0%
Estimated gain from MediaAlpha transaction as of December 31, 2018	—	55.07
GAAP book value per share including the estimated gain from the MediaAlpha transaction as of December 31, 2018	1,002.53	951.07	5.5%
Adjustments to book value per share (see reconciliation on page 6 of Exhibit 99.1 to this Form 8-K)	2.23	(8.15)
Adjusted book value per share including the estimated gain from the MediaAlpha transaction as of December 31, 2018	$1,004.76	$942.92	6.7%
(1) Growth includes $1.00 per share dividend paid during the first quarter of 2019.
Gross written premiums and MSC from new business is a non-GAAP financial measure, which is derived by adjusting gross written premiums and MSC collected (i) to include the present value of future installment MSC not yet collected and (ii) to exclude the impact of gross written premium adjustments related to policies closed in prior periods. White Mountains believes these adjustments are useful to management and investors in evaluating the volume and pricing of new business closed during the period. The reconciliation from GAAP gross written premiums to gross written premiums and MSC from new business is included on page 14 of Exhibit 99.1 to this Form 8-K.

NSM’s EBITDA, adjusted EBITDA and pro forma adjusted EBITDA are non-GAAP financial measures. EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax benefit (expense), depreciation and amortization from GAAP net income (loss). Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) change in fair value of contingent consideration earnout liabilities, (ii) acquisition-related transaction expenses, (iii) investments made in the development of new business lines and (iv) restructuring expenses. A description of each follows:
•Change in fair value of contingent consideration earnout liabilities - Earnout liabilities are amounts payable to the sellers of businesses purchased by NSM that are contingent on the earnings of such businesses in periods subsequent to their acquisition. Under GAAP, earnout liabilities are not capitalized as part of the purchase price. Earnout liabilities are recorded at fair value, with the periodic change in the fair value of these liabilities recorded as income or an expense.
•Acquisition-related transaction expenses - Represents costs directly related to transactions to acquire businesses, such as transaction-related compensation, banking, accounting and external lawyer fees, which are not capitalized and are expensed under GAAP.
•Investments made in the development of new business lines - Represents the net loss related to the start-up of newly established lines of business, which NSM views as investments. For the periods presented, this adjustment relates primarily to NSM’s investment expenditures, net of revenues generated, in the organic development of (i) its pet insurance line and (ii) its MGA in the United Kingdom. NSM has recently decided to cease investment in the organic development of its pet insurance line and, instead, to acquire Embrace Pet Insurance, which closed in April 2019.
•Restructuring expenses - Represents expenses associated with eliminating redundant work force and facilities that often arise as a result of NSM’s post-acquisition integration strategies.
Pro forma adjusted EBITDA is a non-GAAP financial measure that starts with adjusted EBITDA and also includes the earnings of acquired businesses for the period of time over the previous twelve months that the businesses were not owned by White Mountains. White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating NSM’s performance. White Mountains also believes that pro forma adjusted EBITDA is useful to management and investors to demonstrate the current earnings profile of NSM’s business for a full twelve month period. See page 15 of Exhibit 99.1 to this Form 8-K for the reconciliation of NSM’s GAAP net income (loss) to EBITDA, adjusted EBITDA and pro forma adjusted EBITDA.
Total consolidated portfolio return excluding the MediaAlpha transaction is a non-GAAP financial measure that removes the $115 million pre-tax unrealized investment gain resulting from the MediaAlpha transaction recognized in the first quarter of 2019. White Mountains believes this measure to be useful to management and investors by making the return in the current period comparable to the prior periods. A reconciliation from GAAP to the reported percentage is as follows:

	For the nine months ended September 30, 2019
	GAAP return	Remove MediaAlpha	Return - excluding MediaAlpha

Total consolidated portfolio return	15.9%	(4.6)%	11.3%

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1 Press Release of White Mountains Insurance Group, Ltd. dated November 6, 2019, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
November 6, 2019	By:	/s/ J. BRIAN PALMER J. Brian Palmer Managing Director and Chief Accounting Officer

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